Exhibit 10.1

BROADWAY FINANCIAL CORPORATION

NON-STATUTORY STOCK

OPTION AGREEMENT

Pursuant to this Option Agreement (the “Agreement”), Broadway Financial Corporation, a Delaware corporation (the “Company”), has granted to                     (the “Optionee”), an option (“Option”) to purchase a total of                shares of the Company’s Common Stock (the “Optioned Stock” or “Shares”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company’s 2008 Long-Term Incentive Plan (the “Plan”), adopted by the Company which is incorporated herein by reference.  The terms defined in the Plan shall have the same defined meanings herein.  In the case of any conflict between the Plan and this Agreement, the Plan shall govern.

1.         Nature of the Option.  This Option is a non-statutory option that is not intended to be an incentive stock option, within the meaning of the Internal Revenue Code of 1986, as amended, and is not intended to qualify for any special tax benefits to the Optionee.

2.         Exercise Price.  The exercise price is $           for each Share of the Optioned Stock.

3.         Exercise of Option.  This Option shall be exercisable during its term in accordance with the provisions of Section 2 and Section 5 of the Plan as follows:

(i)         Right to Exercise.

(a)       This Option shall become exercisable in installments cumulatively with respect to twenty percent (20%) of the Optioned Stock one year after the date of grant, and as to an additional twenty percent (20%) of the Optioned Stock on each anniversary of the date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable five (5) years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan.

(b)       This Option may not be exercised for a fraction of a share.

(c)        In the event of Optionee’s death, disability or other termination of service as an employee, the exercisability of the Option is governed by Section 5 of the Plan.

(d)       The exercisability of this Option may be accelerated in certain events as set forth more fully in Section 6 of the Plan.

(ii)        Method of Exercise.  This Option may be exercised by Optionee (or, in the event of his or her death, by the person or persons to whom that right passes by will or by the laws of descent and distribution, or pursuant to a “qualified domestic relations order” within the meaning of the Internal Revenue Code of 1986, as amended), to the extent then vested, by giving written notice of such exercise to the Assistant Corporate Secretary of the Company prior to the Option Expiration Date; provided, however, that an Option may only be exercised with respect to whole shares of the Company’s Common Stock.  Such notice shall specify the number of Shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such Shares (and, if required by the Committee, any applicable withholding taxes) in such form and manner as the Committee may from time to time approve.  The written notice form attached hereto as Exhibit A has been approved by the Committee.

4.         Method of Payment.  Payment of the exercise price shall be by any of the following, or any combination thereof, at the election of the Optionee:

(i)         cash;

(ii)        check; or

(iii)       surrender of other shares of Common Stock of the Company which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised.

5.         Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.         Non-Transferability of Option.  This Option may not be transferred, pledged or assigned by the holder thereof (except, in the event of the holders’ death, by will or the laws of descent and distribution, or except pursuant to a “qualified domestic relations order” within the meaning of the Internal Revenue Code of 1986, as amended), and the Company shall not be required to recognize any attempted assignment of such rights by any holder.  During an Optionee’s lifetime, this Option may be exercised only by him or her or by his or her guardian or legal representative.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.         Term of Option.  This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

8.         Taxation Upon Exercise of Option.  Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares.  Optionee acknowledges and agrees that the Company may withhold Shares the Optionee is otherwise entitled to receive on exercise of this Option to satisfy certain tax withholding obligations as provided in Section 5.4 of the Plan.

EFFECTIVE DATE OF GRANT:

BROADWAY FINANCIAL CORPORATION,

a Delaware corporation

By:

Its:

Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee of the Board of Directors of the Company upon any questions arising under the Plan.

Dated effective as of:

Optionee

Attachment:	Amended Broadway Financial Corporation
2008 Long-Term Incentive Plan

EXHIBIT A

BROADWAY FINANCIAL CORPORATION

OPTION EXERCISE NOTICE

Broadway Financial Corporation

5055 Wilshire Boulevard Suite 500

Los Angeles, California 90036

Attention:  Assistant Corporate Secretary

1.         Exercise of Option.  The undersigned (“Optionee”) hereby elects to exercise Optionee’s option dated effective as of                              , to purchase                                 shares of the Common Stock (the “Shares”) of Broadway Financial Corporation, a Delaware corporation (the “Company”) under and pursuant to the Company’s 2008 Long-Term Incentive Plan(the “Plan”), and the Option Agreement dated effective as of                                 (the “Agreement”).

2.         Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Agreement.

3.         Federal Restrictions on Transfer.  Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the “1933 Act”), or unless an exemption from the registration requirements of the 1933 Act is available, and that the certificate(s) representing the Shares may bear a legend to that effect.  Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

4.         Tax Consequences.  Optionee understands that Optionee may recognize taxable income as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5.         Delivery of Payment.  Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by in connection with this exercise of the Option.

6.         Entire Agreement.  The Plan and the Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.  This Exercise Notice, the Plan and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:   BROADWAY FINANCIAL CORPORATION,  a Delaware corporation

Accepted by:

OPTIONEE:

By	Dated

Its:

Address: